UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2008

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 29, 2008, Electroglas, Inc. (the “Company”) filed a transfer application with The NASDAQ Stock Market (“NASDAQ”) to transfer its common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market with its less restrictive continued listing requirements.  The transfer application was filed in response to a notice received from NASDAQ on April 8, 2008, advising the Company that based on the NASDAQ staff’s (the “Staff”) review of the Company’s Quarterly Report on Form 10-Q for the period ended March 1, 2008, the Company’s stockholders’ equity was $9,217,000 and therefore,  no longer complied with the $10 million stockholders’ equity requirement for continued listing on The Nasdaq Global Market set forth in NASDAQ Marketplace Rule 4450(a)(3).

On May 13, 2008, the Company received a letter from the Staff notifying the Company that the Staff had approved the Company’s application to list its common stock on The Nasdaq Capital Market.  The Company’s transfer to The Nasdaq Capital Market will be effective at the open of business on May 15, 2008.

The information in this item of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: May 14, 2008	By:	/s/ Thomas E. Brunton Chief Financial Officer